Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Full Year 2016 Results

Wuxi, Jiangsu Province, China – April 18, 2016 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced its financial results for year ended December 31, 2016.

“This was a year of transition for Cleantech Solutions. With our forged rolled rings and related components and petroleum and chemical equipment segments continuing to perform poorly, we decided the best course of action was to exit these two segments. Our core dyeing machine business felt the impact of China’s difficult economic environment.” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We are now focused on improving the long-term outlook for the dyeing equipment business by developing next generation dyeing and finishing equipment based on our recently acquired ozone-ultrasonic patent technology. However, we expect that our revenues will remain at or about its’ current level in the near future, although declines are possible. We are also excited about our recent investment in Wuxi Shengxin New Energy Engineering Co., Ltd. (“Shengxin”), a newly formed company that plans to build solar farms in Guizhou and Yunnan provinces.”

Full Year 2016 Results

Revenue for 2016 decreased by 40.1% to $17.4 million, compared to $29.0 million for 2015. Our only source of revenue is our dyeing and finishing business, since our forged rolled rings and related products and petroleum and chemical equipment businesses are reflected as discontinued operations. Revenues declined due to an anticipated slowdown in shipments of low-emission airflow dyeing machines as many companies in the dyeing industry had already upgraded to new models and did not require additional equipment, and orders for new low-emission airflow dyeing machines slowed down in 2016 as potential customers for our equipment did not have the financial resources or credit to purchase our equipment. In addition, the business was also affected by government actions requiring textile manufacturers in Zhejiang province to temporarily cease operations in order to improve air quality ahead of the G20 Summit in Hangzhou during September 2016.

Gross profit for the 2016 was $2.5 million, compared to gross profit of $6.5 million for 2015. Gross margin was 14.7% during 2016 compared to 22.4% for 2015. The decline in gross margin for 2016 was primarily attributable to reduced scale of operations, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenues, and a slight increase in raw material costs.

Operating expenses increased by 77.4% to $3.9 million, compared to $2.2 million in 2015. The increase was primarily due to higher bad debt expense, higher professional fees in the form of stock-based compensation and an increase in research and development expenses for the development of new dyeing and finishing products.

Loss from continuing operations was $1.4 million, or $(1.17) per basic and diluted share, compared to income from continuing operations of $3.0 million, or $3.04 per basic and diluted share in 2015.

Loss from discontinued operations (Refer to “Discontinued Operations” discussion below) was $10.3 million, or $(8.62) per basic and diluted share, which includes a $6.4 million loss on sales / disposal of discontinued operations. This compares to loss from discontinued operations of $15.8 million, or $(16.01) in 2015.

Net loss for 2016 was $11.7 million, or $(9.79) per basic and diluted share, compared to net loss of $12.8 million, or $(12.97) per basic and diluted share, in 2015.

Basic and diluted earnings per share were based on 1,189,940 and 985,156 weighted average shares outstanding, respectively, for the years ended December 31, 2016 and 2015. All share and per share information has been adjusted to reflect a 1-for-4 reverse stock split effective March 20, 2017.

Financial Condition

As of December 31, 2016, Cleantech Solutions held cash and cash equivalents of $1.5 million compared to $18.8 million at December 31, 2015. Accounts receivable were $13.9 million compared to $11.7 million at December 31, 2015. Inventories were $2.4 million compared to $1.7 million at December 31, 2015. The Company had $2.7 million in short-term bank loans payable at December 31, 2016, down slightly from $3.0 million at December 31, 2015. Working capital was $21.5 million at December 31, 2016 compared to $24.9 million at December 31, 2015. Stockholders’ equity was $65.3 million at December 31, 2016.

In 2016, the Company used $6.9 million in cash in operations, primarily due to losses for the period, the payment of a $5.6 million accrued liability associated with the resolution of a contract dispute with a former customer in the discontinued petroleum and chemical segment, and a slowdown in the collections of accounts receivable.

The Company used $10.5 million in cash in investing activities, reflecting $9.0 million in payments for a 30% interest in Shengxin, $2.4 million to purchase of patent technology use rights covering ozone-ultrasonic textile dyeing equipment and $1.2 million for the purchase of property and equipment. This was partially offset by cash received from the sale of the forged rolled rings and related components segment of $2.2 million.

Discontinued Operations

On December 30, 2016, the Company sold 100% of the stock of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”) to an unrelated party and discontinued the Company’s forged rolled rings and related components business. Additionally, the Company’s management decided to discontinue its petroleum and chemical equipment segment due to significant declines in revenues and the loss of its major customer. As such, the assets and liabilities of these two segments have been classified on the consolidated balance sheet as assets and liabilities of discontinued operations as of December 31, 2016 and 2015 and the operating results have been classified as discontinued operations in the consolidated statements of operations for all years presented.

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Recent Events

In March 2017, the Company sold certain manufacturing equipment that were previously used in the discontinued petroleum and chemical segment. These assets amounted to approximately $1.1 million, which were included in the assets of discontinued operations on the consolidated balance sheets at December 31, 2016

As discussed above, in December 2016, the Company’s variable interest entity, Wuxi Huayang Dyeing Machinery Co., Ltd. (“Dyeing”) and Xue Miao, an unrelated individual, formed Shengxin, in which the Dyeing has a 30% equity interest and the Mr. Xue holds a 70% interest. Pursuant to the agreement, Dyeing invested RMB60 million (approximately $8.6 million) and Mr. Xue has committed to invest RMB140 million (approximately $20.2 million). Shengxin intends to develop, construct and maintain photovoltaic power generation projects, known as solar farms, in China, mainly in the provinces of Guizhou and Yunnan. The agreement provides that the Company will have priority to supply components and equipment such as solar racking and mounting systems for the projects under the same conditions as the other vendors.

As discussed above, in December 2016, the Company sold the stock of its subsidiary Fulland Wind to a third party for a sales price of RMB48 million (approximately $6.9 million). The Company’s forging and related components business was conducted through Fulland Wind. The purchase price is payable in three installments with the first installment of RMB14.4 million (approximately $2.1 million) received on December 28, 2016. A second installment of RMB14.4 million (approximately $2.1 million) is due within six months after the transfer registration formalities are completed and, if the equity transfer registration formalities are completed within one year without any third party claims on the equity transfer, a final payment of RMB19.2 million (approximately $2.7 million) is due 25 working days after the expiration of such period. The Company expects the final payment to be received by the end of 2017. Contemporaneously with the sale of Fulland Wind stock, the Company leased a factory building to the new owner of Fulland Wind. The lease has a ten-year term, commencing January 1, 2017. As of December 31, 2016, Fulland Wind had bank loans payable of RMB 4.5 million (approximately $0.6 million) which are still guaranteed by Dyeing and by the Company’s chief executive officer and his wife. The buyer of Fulland Wind has not obtained the release by Dyeing or the Company’s chief executive officer and his wife of their guarantees.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry.

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Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The business of Shengxin involves a high degree of risk, the Company does not have any control over the operations of Shengxin, and the Company can give no assurance as to whether Shengxin will ever generate revenue or positive cash flow or whether the Company can or will supply components to Shengxin. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2016. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail:

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2016	2015

REVENUES	$17,364,332	$29,010,950
COST OF REVENUES	14,817,880	22,514,339
GROSS PROFIT	2,546,452	6,496,611
OPERATING EXPENSES:
Depreciation	517,935	587,981
Selling, general and administrative	1,999,067	1,540,659
Bad debt expense (recovery)	1,037,874	(52,091)
Research and development	304,054	98,780
Total operating expenses	3,858,930	2,175,329
(LOSS) INCOME FROM OPERATIONS	(1,312,478)	4,321,282
OTHER INCOME (EXPENSE):
Interest income	24,342	21,131
Interest expense	(124,937)	(144,056)
Foreign currency transaction gain (loss)	166	(10)
Other income	19,685	17,182
Total other expense, net	(80,744)	(105,753)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,393,222)	4,215,529
Income taxes provision	-	1,217,375
(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,393,222)	2,998,154
DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income taxes	(3,826,525)	(15,768,376)
Loss on sale / disposal of discontinued operations, net of income taxes	(6,435,854)	-
Loss from discontinued operations, net of income taxes	(10,262,379)	(15,768,376)
NET LOSS	$(11,655,601)	$(12,770,222)

COMPREHENSIVE LOSS:
Net loss	$(11,655,601)	$(12,770,222)

Other comprehensive loss:
Unrealized foreign currency translation loss	(4,843,175)	(4,769,009)
Comprehensive loss	$(16,498,776)	$(17,539,231)

NET (LOSS) INCOME PER COMMON SHARE:
Continuing operations - Basic and diluted	$(1.17)	$3.04
Discontinued operations - basic and diluted	(8.62)	(16.01)
Net loss per common share - basic and diluted	$(9.79)	$(12.97)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	1,189,940	985,156

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,481,498	$18,790,370
Restricted cash	551,047	647,080
Notes receivable	133,913	132,497
Accounts receivable, net of allowance for doubtful accounts	13,922,371	11,671,902
Inventories, net of reserve for obsolete inventories	2,394,179	1,667,048
Advances to suppliers	1,116,525	434,409
Deferred tax assets	386,381	220,895
Receivable from sale of subsidiary	4,838,152	-
Prepaid expenses and other	9,074	10,285
Assets of discontinued operations	1,758,986	5,898,238

Total current assets	26,592,126	39,472,724

OTHER ASSETS:
Equity method investment	8,610,759	-
Property and equipment, net	29,878,675	34,634,956
Assets of discontinued operations - property and equipment, net	-	17,119,008
Intangible assets, net	5,283,695	3,382,071

Total other assets	43,773,129	55,136,035

Total assets	$70,365,255	$94,608,759

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,159,889	$2,388,032
Bank acceptance notes payable	547,172	647,080
Accounts payable	864,870	1,890,475
Accrued expenses	368,395	610,834
Advances from customers	427,446	403,778
VAT and service taxes payable	47,319	186,692
Income taxes payable	79,467	259,987
Liabilities of discontinued operations	558,661	8,154,749

Total current liabilities	5,053,219	14,541,627

Total liabilities	5,053,219	14,541,627

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; No shares issued and outstanding at December 31, 2016 and 2015)	-	-
Common stock ($0.001 par value; 12,500,000 shares authorized; 1,415,441 and 985,997 shares issued and outstanding at December 31, 2016 and 2015, respectively)	1,415	986
Additional paid-in capital	35,549,542	33,806,291
Retained earnings	26,555,051	37,007,776
Statutory reserve	2,352,592	3,555,468
Accumulated other comprehensive income - foreign currency translation adjustment	853,436	5,696,611

Total stockholders' equity	65,312,036	80,067,132

Total liabilities and stockholders' equity	$70,365,255	$94,608,759

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,655,601)	$(12,770,222)
Adjustments to reconcile net loss from operations to net cash (used in) provided by operating activities:
Depreciation	3,829,345	4,364,166
Depreciation - discontinued operations	1,723,611	3,764,639
Amortization of intangible assets	189,329	95,076
Increase (decrease) in allowance for doubtful accounts	2,756,411	(45,979)
Increase in allowance for doubtful accounts - discontinued operations	-	2,107,570
Increase in reserve for obsolete inventories - discontinued operations	-	962,029
Loss on sale of subsidiary of discontinued operations	6,435,855	-
Loss from impairment of property and equipment - discontinued operations	1,660,305	7,016,658
Loss from sales contract dispute - discontinued operations	-	5,806,778
Stock-based compensation and fees	927,206	285,560
Changes in operating assets and liabilities:
Notes receivable	(10,537)	(25,734)
Accounts receivable	(5,906,749)	1,172,679
Inventories	(874,055)	1,469,282
Prepaid and other current assets	6,070	102,824
Advances to suppliers	(742,745)	(369)
Deferred tax assets	(188,090)	13,023
Assets of discontinued operations	2,659,512	(1,232,440)
Accounts payable	(958,163)	(707,293)
Accrued expenses	(173,031)	(82,642)
VAT and service taxes payable	(132,933)	(40,757)
Income taxes payable	(170,936)	(322,753)
Advances from customers	52,341	(67,055)
Liabilities of discontinued operations	(6,375,676)	(133,758)

Net cash (used in) provided by operating activities	(6,948,531)	11,731,282

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of patent use rights	(2,408,369)	-
Purchase of property and equipment	(1,209,477)	(12,458)
Payments made for equity method investment	(9,001,279)	-
Cash received from sale of subsidiary	2,167,532	-

Net cash used in investing activities	(10,451,593)	(12,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	3,763,077	4,503,418
Repayments of bank loans	(3,838,338)	(4,342,581)
Decrease (increase) in restricted cash	60,209	(193,004)
Decrease (increase) in restricted cash - discontinued operations	(67,735)	-
(Decrease) increase in bank acceptance notes payable	(60,209)	193,004
Proceeds from sale of common stock	753,400	-

Net cash provided by financing activities	610,404	160,837

Effect of exchange rate changes on cash and cash equivalents	(519,152)	(925,082)

Net (decrease) increase in cash and cash equivalents	(17,308,872)	10,954,579

Cash and cash equivalents - beginning of year	18,790,370	7,835,791

Cash and cash equivalents - end of year	$1,481,498	$18,790,370

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid in continuing operations for:
Interest	$166,935	$195,003
Income taxes	$360,318	$1,740,343

Cash paid in discontinued operations for:
Interest	$48,250	$40,363
Income taxes	$189,570	$536,954

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$9,074	$-
Stock issued for accrued liabilities	$54,000	$-

Property and equipment acquired on credit as payable	$15,263	$-
Decrease in assets upon sale of subsidiary	$14,673,414	$-
Decrease in liabilities upon sale of subsidiary	$1,012,452	$-
Increase in receivable from sale of subsidiary	$7,225,107	$-

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